EXHIBIT 10.01

SEPARATION AGREEMENT AND GENERAL RELEASE

1.             Purpose of Agreement:  The intent of this Separation Agreement and General Release (“Agreement”) is to mutually, amicably and finally resolve and compromise all issues and claims surrounding the employment of Joseph R. Bronson (“Employee”) with FormFactor, Inc. (“Company”) and the separation thereof.

2.             Separation of Employment:  Company and Employee agree that the last day of his employment with Company was January 5, 2007 (“Separation Date”).  Employee tendered his resignation as President and a member of the Office of the CEO and as a member of Company’s Board of Directors to be effective on the Separation Date.  As of the Separation Date, Employee was no longer eligible to receive further payments for wages, salary, vacation or benefits.  Employee will be eligible for continuation of health insurance benefits at Employee’s own expense pursuant to the provisions of Consolidated Omnibus Budget Reconciliation Act (“COBRA”).  Employee will remain available to provide consulting services to the Company as mutually agreed by Employee and the Chief Executive Officer of the Company.

3.             Company’s Consideration for Agreement:  In exchange for the release and agreements that Employee is making in this Agreement, Company agrees as follows:

(a)                                  Within eight (8) calendar days of Employee’s execution and return to the Company of this Agreement, Company shall pay to Employee $400,000.00, less all legally mandated payroll deductions and withholdings, plus his relocation expenses;

(b)                                 Company shall pay Employee his Target Bonus for 2006, less all applicable payroll deductions and withholdings, by February 28, 2007; the bonus amount being based entirely on the corporate bonus percentage as determined by Company consistent with its practices and policies;

(c)                                  Employee shall be credited with accelerated vesting under each stock option grant (and restricted stock unit grant) held by Employee as of the Separation Date as set forth in the following table:

Acceleration Table

Original Grant		Original Grant Date	Option Price at Grant (US$)	Vested Options/RSU’s As of 01/05/07	Accelerated Options/RSU’s	Total Vested Under Agreement*
12,500		05/13/04	$19.20	9,375	3,125	12,500
200,000		11/17/04	$26.02	104,166	25,000	129,166
38,432	**	11/17/04	N/A	19,216	19,216	38,432
100,000		11/04/05	$25.39	25,000	14,583	39,583
48,080		05/11/06	$39.84	0	13,022	13,022
46,140		05/21/06	$39.84	0	12,496	12,496

*               All vested options must be exercised on or before May 1, 2007

Initials:  Company /s/ HF / Employee /s/ JRB

**        Restricted Stock Units

(d)                                 Company shall reimburse Employee in an amount not to exceed US$10,655.92 to cover uninterrupted continuation of Employee’s health insurance benefits pursuant to the provisions of COBRA through December 31, 2007.

Employee acknowledges and agrees but for his execution of this Agreement, he would not otherwise be entitled to the benefits described in this Paragraph 3 (a), (c), and (d).

4.             Employee’s Consideration for Agreement:  In further consideration for the payments and undertakings described in this Agreement, Employee releases and waives any and all claims that he might possibly have against Company, whether he is aware of them or not.  In legal terms, this means that, individually and on behalf of his representatives, successors, and assigns, Employee does hereby completely release and forever discharge Company, its parents, subsidiaries, affiliates, successors, assigns, directors, officers, managers, agents, and past and present employees (“the Releasees”) from all claims, rights, demands, actions, obligations, and causes of action of any and every kind, nature and character, known or unknown, which Employee may now have, or has ever had, against them arising from or in any way connected with Employee’s employment with Company and/or the termination thereof.  This Release covers all statutory, common law, constitutional and other claims, including but not limited to:

(a)                                  Any and all claims for wrongful discharge, constructive discharge, or wrongful demotion;

(b)                                 Any and all claims relating to any contracts of employment, express or implied, or breach of the covenant of good faith and fair dealing, express or implied;

(c)                                  Any and all tort claims of any nature, including but not limited to claims for negligence, defamation, misrepresentation, fraud, or negligent or intentional infliction of emotional distress;

(d)                                 Any and all claims under federal, state or municipal statutes or ordinances; any claims under the California Fair Employment and Housing Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, 42 U.S.C. Section 1981, the Age Discrimination in Employment Act, the Older Workers’ Benefit Protection Act, the Americans With Disabilities Act, the Employment Retirement Income Security Act, the California Labor Code, and any other laws and regulations relating to employment;

(e)                                  Any and all claims for unpaid wages, bonuses, commissions or other compensation; and

(f)                                    Any and all claims for attorneys’ fees or costs.

Employee further agrees that if any such claim is prosecuted in his name before any court or administrative agency, he waives and agrees not to take any award of money or other damages from such suit.

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Initials:  Company /s/ HF / Employee /s/ JRB

Notwithstanding any other provision of this Agreement to the contrary, Employee does not by this Agreement or otherwise waive or release any current or future rights and claims to indemnity arising from his service as an employee, officer, director, and/or fiduciary of the Company (including any constituent, affiliated, parent, and/or subsidiary entity) or any employee benefit plan sponsored by the Company, including, but not limited to, rights and claims for indemnity arising under Section 2802 of the California Labor Code, Section 145 of the Delaware General Corporation Law, the by-laws and resolutions and policies and practices of the Company, and insurance policies benefiting Employee during or following his service as an employee, officer, director, and/or fiduciary of the Company and/or any employee benefit plan sponsored by the Company.  Furthermore, the Company agrees that, in the event Employee is or is sought to be made a party to any civil, criminal, administrative, or investigative proceeding based upon his employment and/or the services he provided during the time he was a director and/or employee of the Company, the Company will advance, within 30 days of submission of a documented request for advancement, the reasonable expenses actually incurred by Employee in his defense.  Employee will, if legally required to do so, execute an undertaking to repay same in the event he is determined by a court to be ineligible for indemnification of such expenses.

Notwithstanding any other provision of this Agreement to the contrary, Employee does not by this Agreement or otherwise waive or release any claims for industrial injury or illness, any claims for unemployment compensation, and any claims arising out of acts or omissions after the date Employee signs this Agreement.

Notwithstanding any other provision of this Agreement to the contrary, Employee does not by this Agreement or otherwise waive or release any rights or claims to vested benefits from any employee benefit plan sponsored by the Company or any parent, affiliate, or subsidiary.

5.             Waiver of Unknown Future Claims:  Employee has read Section 1542 of the Civil Code of the State of California, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee understands that Section 1542 gives him the right not to release existing claims of which he is not now aware, unless he voluntarily chooses to waive this right.  Even though he is aware of this right, Employee nevertheless hereby voluntarily waives the rights described in Section 1542, and elects to assume all risks for claims that now exist in his favor, known or unknown, arising from the subject matter of this Agreement.

6.             Proprietary Information:  Employee acknowledges and agrees that he remains bound by the terms of Company’s Employment, Confidential Information and Invention Assignment Agreement (“Confidentiality Agreement”), which he executed at the time of hire, a copy of which is attached as Exhibit 2 and which is incorporated herein by reference.

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Initials:  Company /s/ HF / Employee /s/ JRB

7.             Confidentiality of Agreement:  Employee agrees that the terms and conditions of this Agreement are strictly confidential.  Employee shall not disclose, discuss or reveal the terms or negotiation of this Agreement to any persons, entities or organizations except as follows:  (a) as required by court order; (b) to Employee’s spouse; or (c) to Employee’s attorneys or accountants.  Employee understands that Company will make all disclosures necessary under the applicable rules and regulations of the U.S. Securities and Exchange Commission.

8.             Interpretation and Construction of Agreement:  This Agreement shall be construed and interpreted in accordance with the laws of the State of California, without regard to its conflicts of law principles.  Regardless of which party initially drafted this Agreement, it shall not be construed against any one party, and shall be construed and enforced as a mutually prepared Agreement.

9.             No Admission of Liability:  By entering into this Agreement, Company is not admitting to any liability, wrongdoing or legal violation whatsoever with regard to the employment relationship between the parties, with regard to the company-director relationship between the parties or with respect to any claims released herein.  Company expressly denies any and all such liability and wrongdoing.

10.           Non-Disparagement:  Company and Employee agree not to disparage the other party to any individual, organization or entity.

11.           Older Workers’ Benefit Protection Act:  Pursuant to the Age Discrimination in Employment Act and the Older Workers’ Benefit Protection Act, Company hereby advises Employee of the following:

(a)           Employee is advised to consult with an attorney prior to signing this Agreement.

(b)                                 Employee has up to twenty-one (21) days within which to consider whether he should sign this Agreement.  Employee may sign this Agreement at any time during this 21-day period.  This 21-day period begins on the date Company first provides Employee with the Agreement providing additional consideration in return for a general release of claims.

(c)                                  If Employee signs the Agreement, he shall have seven (7) days thereafter to revoke the Agreement.  To revoke the Agreement, Employee must deliver written notice of the revocation to Hank Feir, Company’s vice president of Human Resources, so that it is received before the seven-day revocation period expires.

12.           Complete and Voluntary Agreement:  Employee acknowledges that he has read and understands this Agreement; that he has had the opportunity to seek legal counsel of his own choosing and to have the terms of the Agreement fully explained to him; that he is not executing this Agreement in reliance on any promises, representations or inducements other than those contained herein; and that he is executing this Agreement voluntarily, free of any duress or coercion.  Employee specifically understands that by entering into this Agreement he is forever foreclosed from pursuing any of the claims he has waived in Paragraphs 4 and 5 above.

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Initials:  Company /s/ HF / Employee /s/ JRB

13.           Severability Clause:  Should any of the provisions of this Agreement be determined to be invalid or unenforceable by a court or arbitrator of competent jurisdiction, it is agreed that such determination shall not affect the enforceability of the other provisions herein.

14.           Scope of Agreement:  This Agreement constitutes the entire understanding of the parties on the subjects covered.  Except as expressly provided here, this Agreement supersedes and renders null and void any and all prior agreements between Employee and Company.  This Agreement shall not supersede or extinguish Employee’s interests in any Company option and/or incentive plan agreement, to the extent any such agreement conflicts with this Agreement and advantage Employee.

15.           Arbitration:  The parties agree that any controversy involving the construction or application of any terms, covenants or conditions of this Agreement, or any claims arising out of or relating to this Agreement or the breach thereof, with the exception of claims relating to violation of Company’s Confidentiality Agreement, will be submitted to and settled by final and binding arbitration, pursuant to the Federal Arbitration Act, in Alameda County, California before a single neutral arbitrator selected by the parties.  Each side will bear its own attorneys’ fees in any such arbitration, and the arbitrator shall not have authority to award attorneys’ fees unless a statutory section at issue in the dispute authorizes the award of attorneys’ fees to the prevailing party, in which case the arbitrator has the authority to make such award as permitted by the statute in question.  Company shall be unconditionally responsible for all fees and costs of the arbitrator.

PLEASE READ CAREFULLY.  THIS AGREEMENT CONTAINS A FULL RELEASE OF LEGAL CLAIMS, BOTH KNOWN CLAIMS AND UNKNOWN CLAIMS.

Company:		Employee:

FormFactor, Inc.

By:	/s/ HANK FEIR	/s/ JOSEPH R. BRONSON
	Hank Feir Vice President, Human Resources	Joseph R. Bronson
Date:	January 30, 2007	Date: January 29, 2007

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Initials:  Company /s/ HF / Employee /s/ JRB

Exhibit 2 to EXHIBIT 10.01

FormFactor, Inc.

AGREEMENT REGARDING EMPLOYMENT, CONFIDENTIAL INFORMATION, INVENTION
ASSIGNMENT, AND ARBITRATION

As a condition of my employment with FormFactor, Inc., its subsidiaries, affiliates, successors or assigns (together the “Company”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following:

1.                                       At-Will Employment.  I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS FOR AN UNSPECIFIED DURATION AND CONSTITUTES “AT-WILL” EMPLOYMENT.  I ACKNOWLEDGE THAT THIS EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT THE OPTION EITHER OF THE COMPANY OR MYSELF, WITH OR WITHOUT NOTICE.

2.                                       Confidential Information.

(a)                                  Company Information.  I agree at all times during the term of my employment and thereafter, to (i) hold in strictest confidence, (ii) not use, except for the benefit of the Company, and (iii) not disclose to any person, firm or corporation without prior written consent and instruction from an authorized officer of the Company, any Confidential Information of the Company.  I understand that “Confidential Information” means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment.  I further understand that Confidential Information does not include any of the foregoing items that has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

(b)                                 Former Employer Information.  I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

(c)                                  Third Party Information.  I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes.  I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party.

3.                                       Inventions.

(a)                                  Inventions Retained and Licensed.  I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which (i) were made by me prior to my employment with the Company (collectively referred to as “Prior Inventions”), (ii) belong to me, (iii) relate to the Company’s proposed business, products or research and development, and (iv) are not assigned to the Company hereunder; or, if no such list is attached, I represent on Exhibit A that there are no such Prior Inventions.  If in the course of my employment with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

(b)                                 Assignment of Inventions.  I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as “Inventions”), except as provided in Section 3(f) below.  I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are “works made for hire,” as that term is defined in the United States Copyright Act.

(c)                                  Inventions Assigned to the United States.  I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

(d)                                 Maintenance of Records.  I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company.  The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company.  The records will be available to and remain the sole property of the Company at all times.

(e)                                  Patent and Copyright Registrations.  I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto.  I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement, with the understanding that I will not receive any additional compensation for meeting this obligation.  If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my

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agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

(f)                                    Exception to Assignments.  I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit B).  I will advise the Company promptly in writing of any inventions that I believe meet the criteria in California Labor Code Section 2870 and are not otherwise disclosed on Exhibit A.

4.                                       Duty not to Compete.  I understand that my employment with the Company requires my undivided attention and effort.  As a result, during my employment, I will not, without the Company’s express prior written consent, engage in any employment or business other than for the Company.  Additionally, I will not invest in or assist in any manner any business which directly or indirectly competes with the business or future business plans of the Company, except that I may own up to one percent (1%) of the stock of a publicly-held company.

5.                                       Returning Company Documents.  I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns.  In the event of the termination of my employment, I agree to sign and deliver the “Termination Certification” attached hereto as Exhibit C.

6.                                       Notification of New Employer.  In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

7.                                       Solicitation of Employees.  I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or for any other person or entity.

8.                                       Conflict of Interest Guidelines.  I agree to diligently adhere to the Conflict of Interest Guidelines attached as Exhibit D hereto.

9.                                       Representations.  I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement.  I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company.  I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

10.                                 Arbitration and Equitable Relief.

(a)                                  Arbitration.  The Company and I agree that any dispute or controversy arising out of, or relating to, or concerning our employment relationship, with the exception of those claims set forth in Section 10(b) below, shall be settled by arbitration to be held in Alameda County, California, in accordance with the Employment Dispute Resolution Rules then in effect of the American Arbitration Association, and

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permitting adequate and reasonable discovery.  The arbitrator may grant injunctions or other relief in such dispute or controversy.  The decision of the arbitrator, which shall be rendered in a written opinion, shall be final, conclusive and binding on the parties to the arbitration.  Judgment may be entered on the arbitrator’s decision in any court having jurisdiction.  The Company shall pay the costs and expenses of such arbitration, and unless authorized by a specific statute, each party shall separately pay its own attorney’s fees and legal expenses.

This arbitration provision constitutes a waiver of both parties’ right to a jury trial and relates to the resolution of all disputes relating to all aspects of the employer/employee relationship (except as provided in Section 10(b) below), including but not limited to, the following claims:

i.                                          Any and all common law claims, including tort and contract claims and including wrongful discharge of employment, breach of contract, both express and implied, breach of the covenant of good faith and fair dealing, both express and implied, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage and defamation;

ii.                                       Any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination In Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the California Fair Employment and Housing Act, and the California Labor Code; and

iii.                                    Any and all claims arising out of any other laws and regulations relating to employment or employment discrimination.

(b)                                 Claims Excluded From Arbitration.  The only claims which are excluded from this arbitration agreement, and which shall not be subject to arbitration are the following:  claims for workers’ compensation benefits or penalties; claims for unemployment insurance; claims for unpaid earned wages (including associated penalties and liquidated damages); and claims for preliminary and/or temporary injunctive relief including claims for breach or threatened breach of Sections 2, 3, 5 and/or 7 herein.  Any claims for permanent injunctive relief shall be subject to arbitration.

(c)                                  Consideration.  I understand that each party’s promise to resolve claims by arbitration in accordance with the provisions of this Agreement, rather than through the courts, is consideration for the other party’s like promise. I further understand that I am offered employment in consideration of my promise to arbitrate claims.

11.                                 General Provisions.

(a)                                  Governing Law; Consent to Personal Jurisdiction.  This Agreement will be governed by the laws of the State of California, without regarding to its conflict of laws provisions.  I hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

(b)                                 Entire Agreement.  This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us.  No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement,

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will be effective unless in writing signed by the party to be charged.  Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

(c)                                  Severability.  If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

(d)                                 Successors and Assigns.  This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

Date:	11/17/04

		Signature:	/s/ Joseph R. Bronson

Joseph R. Bronson
Name of Employee (typed or printed)

Witnessed by:

/s/ Hank Feir
Signature

Hank Feir
Name

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EXHIBIT A

LIST OF PRIOR INVENTIONS
AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

      No inventions or improvements

      Additional sheets attached

Signature of Employee:

Print Name of Employee:

Date:

EXHIBIT B

CALIFORNIA LABOR CODE SECTION 2870

EMPLOYMENT AGREEMENTS;

ASSIGNMENT OF RIGHTS

“A.          Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)           Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer.

(2)           Result from any work performed by the employee for the employer.

B.            To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”

EXHIBIT C

FormFactor, Inc.

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to FormFactor, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”).

I further certify that I have complied with all the terms of the Company’s Agreement Regarding Employment, Confidential Information, Invention Assignment, and Arbitration signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the Agreement Regarding Employment, Confidential Information, Invention Assignment, and Arbitration, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

I further agree that for twelve (12) months from this date, I will not hire any employees of the Company and I will not solicit, induce, recruit or encourage any of the Company’s employees to leave their employment.

Date:

(Employee’s Signature)

(Type/Print Employee’s Name)

EXHIBIT D

FormFactor, Inc.

CONFLICT OF INTEREST GUIDELINES(1)

Business dealings that appear to create a conflict between the interests of FormFactor and an employee are unacceptable.  FormFactor recognizes the rights of employees to engage in activities outside of their employment which are of a private nature and unrelated to our business.  However, employees must disclose any possible conflicts so that FormFactor may assess and prevent potential conflicts of interest from arising.  A potential or actual conflict of interest occurs whenever an employee is in a position to influence a decision that may result in a personal gain for the employee, an immediate family member (i.e., spouse or significant other, children, parents, siblings) or a personal friend as a result of FormFactor’s business dealings.  Special care must be taken to avoid the occurrence, or even the impression, of a conflict of interest.

Although it is not possible to specify every action that might create a conflict of interest, this Code sets forth those actions that most frequently present problems.  If you have any question whether an action or proposed course of conduct would create a conflict of interest, you should immediately contact an individual within the Human Resources Department or an attorney in the Legal Department to obtain advice on the issue.

A.            Outside Employment

FormFactor expects its full-time employees to devote their full energies to the Company.  Generally, full-time employees should not accept outside employment.  To ensure that no conflicts exist between your employment with the Company and any outside work activities, all employees are required to obtain written approval from the Human Resources Department before participating in outside work activities.  Employees are hired and continue in FormFactor’s employ with the understanding that FormFactor is their primary employer and that other employment or commercial involvement that is in conflict with the business interests of FormFactor is strictly prohibited.  In general, outside work activities are not allowed when they:

•                                          Prevent the employee from fully performing work for which he/she is employed at FormFactor, including overtime assignments,

•                                          Involve organizations that are doing or seek to do business with FormFactor, including actual or potential vendors or customers, or

•                                          Violate provisions of law or FormFactor’s policies or rules.

From time to time, FormFactor employees may be required to work beyond normally scheduled hours.  Employees must perform this work when requested.  In cases of conflict with any outside activity, the employee’s obligations to FormFactor should be given priority.

(1) These Conflict of Interest Guidelines can also be found in the Company’s Statement of Corporate Code of Business Conduct.

B.            Financial and Leadership Interests in Other Business

1.             Holdings

An employee and his/her immediate family may not own or hold any significant interest in a supplier, customer or competitor of FormFactor, except where such ownership or interest consists of securities in a publicly owned company and that securities are regularly traded on the open market.  For such publicly traded companies, you may hold up to US$25,000 worth of stock or two percent (2%) of the company’s outstanding shares, whichever is greater.  FormFactor may issue additional rules for officers and/or other groups of employees.

2.             Outside Directorships

Vice Presidents and above may not serve as an officer or on the Board of Directors of any other company without obtaining prior written approval from the Compensation Committee of FormFactor’s Board of Directors.  All other FormFactor employees who wish to serve on the Board of Directors of another company must obtain the prior written approval from both FormFactor’s Human Resources Department and Legal Department.

C.            Political Contributions

FormFactor has a policy not to provide support to political candidates, to political parties, to religious or fraternal organizations, to individuals or to ongoing capital or endowment fundraising campaigns.  An individual employee, in his/her private capacity, may provide support of the type set forth in the preceding sentence.

D.            Business Gifts and Entertainment

1.                                      The Avoidance of Even the Appearance of Impropriety

FormFactor’s business practices are driven by objective standards and established needs.  To this end, because even the appearance of improprieties may be misinterpreted, FormFactor has established strict guidelines for the offering and acceptance of gifts, favored treatment and entertainment.  All employees are prohibited from offering or receiving gifts, except in those specific circumstances in which all of the following criteria are met:

•                                          Accepting or giving the gift does not violate applicable laws

•                                          The gifts are consistent with the Gift Guidelines set forth below

•                                          The gifts are not given in violation of the Foreign Corrupt Practices Act

•                                          The gifts are of limited value.

2.                                      Gift Guidelines

As a basic rule and starting point, no employee may solicit or accept gifts of significant value, lavish entertainment or other benefits from potential and actual customers, suppliers or competitors.

The following guidelines are provided:

•                                          Gifts should not be given, accepted or solicited in which the value exceeds US$50, with the exception of those gifts described in the next bullet point.

•                                          Gifts that do not exceed US$100 in value may be given for holidays, births, deaths, weddings or similar occasions.

•                                          You must disclose in writing to the Legal Department gifts falling within any of the following parameters:

•                  All gifts given which have a value in excess of US$50.

•                  All gifts given in any 12-month period to a single entity or individual where aggregate of all gifts exceed US$500.

•                  All gifts received in any 3-month period where the aggregate value of the gifts received exceeds US$100.

•                                          Approval by a Corporate Vice President or higher-ranking executive must be obtained to give a gift with a value greater than US$500.

•                                          Advance written clearance from an attorney in the Legal Department for any gift being given to a government employee, public official, political candidate or political party.

3.                                      Entertainment

Entertaining customers and suppliers is permitted only for the limited purpose of building business relationships.  You should at all times act in accordance with FormFactor’s business goals and avoid any behavior that could even be perceived as an attempt to influence decisions, could create an obligation to reciprocate, or could place anyone in a compromising position.  Reimbursable expenses extend only to entertainment for the benefit of FormFactor.

E.                                      Interacting With Suppliers

FormFactor evaluates and engages with qualified suppliers (including vendors) on an objective basis grounded in fairness.  When selecting suppliers, employees must assess each qualified supplier’s ability to provide satisfy FormFactor’s business and technical needs and requirements.  In addition, purchasing decisions are based on the long-term cost and benefit to FormFactor.  All agreements will be negotiated in good faith and fair and reasonable between the parties.

FormFactor at all times treats existing suppliers, and potential suppliers, fairly and in good faith.  “Kickbacks” of any kind violate our Company’s business ethics and policies.  A kickback refers to any money, fee, commission, credit, gift, gratuity, and thing of value, which is provided, directly or indirectly, for the purpose of improperly obtaining or rewarding favorable treatment in connection with a contract or business arrangement.  Therefore, you should not offer, give, solicit or accept anything of value that is, or even appears to be, improper or irregular.  You should immediately report any such conduct of which you become aware to the Legal Department.

F.             Reporting Potential Conflicts

An employee must promptly disclose actual or potential conflicts of interest, in writing, to his/her supervisor, or if you are uncomfortable reporting the matter to your supervisor, to a member of the Human Resources Department or to an attorney in the Legal Department.  Approval of the activity(ies) will not be given unless the relationship will not interfere with the employee’s duties and will not damage FormFactor’s relationship with any specific third party or relationships in general.